Exhibit 99.1

RESIGNATION OF DIRECTOR

July 18, 2024

Limitless X Holdings Inc.

9454 Wilshire Blvd.

#300

Beverly Hills, CA 90212

Re: Notice of Resignation

To whom it may concern:

I resign as a director of Limitless X Holdings Inc., effective immediately.

My resignation is not because of a disagreement with Limitless X Holdings Inc. on any matter relating to its operations, policies, or practices.

Sincerely,

/s/ Dov Konetz
DOV KONETZ